                                                                       Exhibit B



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                     AMENDED COMMON STOCK PURCHASE AGREEMENT

                                     between

                               BOCA RESEARCH, INC.

                                       and

                   INFOMATEC INTEGRATED INFORMATION SYSTEMS AG




================================================================================

                                TABLE OF CONTENTS

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                                    ARTICLE I

             AUTHORIZATION OF ISSUANCE OF THE COMMON STOCK......................     1



                                   ARTICLE II

                   PURCHASE AND SALE OF COMMON STOCK; CLOSING

Section 2.01      Purchase and Sale.............................................     1
Section 2.02      Closing.......................................................     1
Section 2.03      Deliveries....................................................     2
Section 2.04      Use of Proceeds...............................................     2
Section 2.05      Definitions...................................................     2
Section 2.06      Set Aside of Shares for Retention of Management...............     2
Section 2.07      Right to Maintain Percentage..................................     3
Section 2.08      Registration Rights...........................................     5
                  (a)   Demand Registration.....................................     5
                  (b)   Incidental Registration.................................     6
                  (c)   Certain Obligations of the Company......................     6
                  (d)   Expenses................................................     7
                  (e)   Indemnification by the Company..........................     7
                  (f)   Indemnification by Purchaser and Underwriters...........     8
                  (g)   Indemnification Procedure...............................     8


                                   ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Section 3.01      Organization and Good Standing................................     9
Section 3.02      Capitalization................................................     9
Section 3.03      Due Authorization; Execution and Delivery.....................    10
Section 3.04      Absence of Breach; No Conflict................................    10
Section 3.05      Validity......................................................    10
Section 3.06      Securities Law Compliance.....................................    11
Section 3.07      Commission Documents; Financial Information...................    11
Section 3.08      Approvals; Compliance with Laws; Licenses and Authorities.....    12
Section 3.09      Litigation....................................................    12
Section 3.10      Tax Matters...................................................    13
Section 3.11      Material Contracts............................................    13


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Section 3.12      Title to Properties, Encumbrances.............................    14
Section 3.13      Plant and Equipment; Sufficiency of Assets....................    14
Section 3.14      Labor Matters.................................................    14
Section 3.15      Environmental Matters.........................................    15
Section 3.16      No Existing Violation, Default, Etc...........................    15
Section 3.17      Affiliate Transactions........................................    15
Section 3.18      Insurance.....................................................    16
Section 3.19      Unlawful Payments and Contributions...........................    16
Section 3.20      Year 2000.....................................................    16
Section 3.21      Absence of Certain Events; No Material Adverse Change.........    16
Section 3.22      Full Disclosure...............................................    18
Section 3.23      ERISA.........................................................    18
Section 3.24      Intellectual Property.........................................    18
Section 3.25      Hart-Scott-Rodino Filing......................................    18


                                   ARTICLE IV

                REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS

Section 4.01      Organization and Standing.....................................    18
Section 4.02      Investment Representation.....................................    19
Section 4.03      Due Authorization; Execution and Delivery.....................    19
Section 4.04      Absence of Breach; No Conflict................................    19
Section 4.05      No Consents...................................................    20
Section 4.06      Investment Company............................................    20
Section 4.07      Ownership of Stock of the Company.............................    20
Section 4.08      Certain Regulatory Matters....................................    20
Section 4.09      Due Diligence.................................................    20
Section 4.10      Availability of Funds.........................................    21
Section 4.11      Hart-Scott-Rodino Filing......................................    21


                                    ARTICLE V

                                    COVENANTS

Section 5.01      Covenants of the Company......................................    21
                  (a)   Access and Confidentiality..............................    21
                  (b)   Announcements...........................................    21
                  (c)   Shares..................................................    21
Section 5.02      Proxy Matters; Standstill.....................................    22
[Section 5.03     Intentionally Omitted]........................................    25


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Section 5.04      Board Nominations.............................................    25
Section 5.05      International Investment......................................    25


                                   ARTICLE VI

                   FINANCIAL STATEMENTS; ACCESS TO INFORMATION

Section 6.01      Financial Statements..........................................    26
Section 6.02      Access to Information.........................................    27


                                   ARTICLE VII

              CONDITIONS PRECEDENT TO THE OBLIGATIONS OF EACH PARTY
               TO CONSUMMATE THE TRANSACTIONS CONTEMPLATED HEREBY

Section 7.01      No Adverse Action or Decision.................................    27
Section 7.02      No Injunction.................................................    27
Section 7.03      Consents of Third Parties; Modification of Agreements.........    27
Section 7.04      Board of Directors' Approval..................................    28


                                  ARTICLE VIII

                 CONDITIONS PRECEDENT TO THE OBLIGATIONS OF THE
               COMPANY TO ISSUE, SELL AND DELIVER THE COMMON STOCK

Section 8.01      Accuracy of the Purchaser's Representations and Warranties....    28
Section 8.02      Performance by the Purchaser..................................    28
Section 8.03      Approval of Finova Capital Corporation........................    28
Section 8.04      Opinion of Robinson Humphrey Company LLC......................    28
Section 8.05      Opinion of Purchaser's Counsel................................    29


                                   ARTICLE IX

                 CONDITIONS PRECEDENT TO THE OBLIGATIONS OF THE
          PURCHASER TO PURCHASE AND ACCEPT DELIVERY OF THE COMMON STOCK

Section 9.01      Accuracy of the Company's Representations and Warranties......    29
Section 9.02      Performance by the Company....................................    29
Section 9.03      No Material Adverse Effect....................................    29
Section 9.04      Governmental Approvals and Consents...........................    30
Section 9.05      Secretary's Certificate.......................................    30
Section 9.06      Proceedings...................................................    30
Section 9.07      Shares........................................................    30


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Section 9.08      Opinion of Company Counsel....................................    30


                                    ARTICLE X

                                   TERMINATION

Section 10.01     Termination by Mutual Written Consent.........................    32
Section 10.02     Termination by the Company or the Purchaser...................    32
Section 10.03     Termination by the Purchaser..................................    32
Section 10.04     Termination by the Company....................................    32
Section 10.05     Effect of Termination.........................................    33
Section 10.06     Negotiations with Third Parties...............................    33


                                   ARTICLE XI

                      DEFINITIONS...............................................    33



                                   ARTICLE XII

                                  MISCELLANEOUS

Section 12.01     Notices.......................................................    36
Section 12.02     Fees and Expenses.............................................    37
Section 12.03     Survival of Representations and Warranties....................    37
Section 12.04     Entire Agreement..............................................    38
Section 12.05     Successors and Assigns........................................    38
Section 12.06     Paragraph Headings............................................    38
Section 12.07     Applicable Law................................................    38
Section 12.08     Severability..................................................    38
Section 12.09     Equitable Remedies............................................    38
Section 12.10     No Waiver.....................................................    39
Section 12.11     Counterparts..................................................    39
Section 12.12     Brokers.......................................................    39
Section 12.13     Certain Assignment of Rights..................................    39


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
                     AMENDED COMMON STOCK PURCHASE AGREEMENT

         AGREEMENT made and entered into as of the 28th day of April, 1999, among BOCA RESEARCH, INC., a Florida corporation (the "Company"), and INFOMATEC INTEGRATED INFORMATION SYSTEMS AG (the "Purchaser").


                              W I T N E S S E T H:


         WHEREAS, the Company desires to sell to the Purchaser, and the Purchaser desires to purchase from the Company, 1,747,965 shares of the Company's common stock, par value $0.01 per share ("Shares"), such total Shares purchased not to exceed 19.9% of the Company's issued common stock; and

         WHEREAS, the Company and the Purchaser are entering into this Agreement to provide for said purchase and sale of Shares and to establish various rights and obligations in connection therewith, upon the terms and subject to the conditions hereinafter set forth;

         NOW, THEREFORE, in consideration of the mutual premises and covenants contained herein, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:


                                    ARTICLE I

                 AUTHORIZATION OF ISSUANCE OF THE COMMON STOCK

         Prior to the Closing, the Company shall have duly authorized and taken all such corporate and other action which is necessary in accordance with the terms of this Agreement to effect the valid issuance, sale and delivery to the Purchaser of the Shares to be purchased hereunder.


                                   ARTICLE II

                   PURCHASE AND SALE OF COMMON STOCK; CLOSING

         Section 2.01 Purchase and Sale. Upon the terms and subject to the conditions hereinafter set forth, on the Closing Date, the Company shall issue, sell and deliver to the Purchaser, and the Purchaser shall purchase from the Company, the Shares for the purchase price equal to $4.58 USD per share. Payment for the Shares shall be made by wire transfer of immediately available funds to the account of the Company designated on Schedule 2.01 hereto (or in such other manner as may be agreed by the Purchaser and the Company), and shall be wired against the issuance and delivery by the Company on the Closing Date to the Purchaser of certificates in definitive and fully registered form representing the Shares being purchased by the Purchaser.

         Section 2.02 Closing. Subject to the terms and conditions of this Agreement, the closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Spinner, Dittman, Federspiel & Dowling at 10:00 a.m., Eastern time, on May 28, 1999, or at such other later date or such other place as the parties shall mutually agree. The date of the Closing is referred to in this Agreement as the "Closing Date."

         Section 2.03 Deliveries. At or prior to the Closing, the parties shall deliver all documents, instruments, certificates and writings required to be executed and delivered by them at or prior to the Closing pursuant to this Agreement.

         Section 2.04 Use of Proceeds. The proceeds from the purchase and sale of the Shares hereunder will be used for general corporate purposes.

         Section 2.05 Definitions. Terms used as defined terms herein and not otherwise defined shall have the meanings set forth in Article XI.

         Section 2.06 Set Aside of Shares for Retention of Management. In order to motivate the existing management to remain in the employment of the Company, the Purchaser hereby agrees, and the Company hereby consents, subject to the approval of the shareholders of the Company, to the Purchaser granting to those members of management hereinafter set forth ("Management") the option to purchase and acquire from the Purchaser out of the Shares being acquired by Purchaser pursuant to this Agreement, 270,000 shares thereof (the "Management Retention Options") at an option strike price equal to $4.58 USD per share in the manner and number of shares allocated as hereafter set forth:

Name                                                            Number of Shares
----                                                            ----------------
Anthony Zalenski                                                     95,000
Navroze Mehta                                                        45,000
Larry Light                                                          45,000
Alex Oprescu                                                         45,000
Marty Ritchason                                                      20,000
Robert Heinlein                                                      10,000
Debbie Feeney                                                         5,000
Dennis Gallinat                                                       5,000

                  (a) The Management Retention Options shall vest at the rate of 50% of the Management Retention Options immediately upon shareholder approval and the remaining 50% of the Management Retention Options one (1) year thereafter.

                  (b) The Management Retention Options shall immediately vest upon a Change of Control in the Company as defined in this Agreement.

                  (c) The Management Retention Options shall remain exercisable for a period of five (5) years from the date of Closing.

                  (d) The Management Retention Options shall be granted in an Option Agreement prepared by Company counsel and in form and substance reasonably acceptable to Purchaser and delivered to Management five (5) days following the required shareholder approval. The Company will, at its expense, take on a timely basis all such action as is required to comply with Federal and State securities laws with respect to the Management Retention

Options and will indemnify Purchaser with respect to all information relating to the Company required to be provided to the optionees, such indemnification to include registration statement indemnification such as provided for in Section
2.08 hereof.

         Section 2.07 Right to Maintain Percentage.

                  (a) If hereafter at any time, or from time to time, the Company shall intend to issue (i) shares of common stock, or other securities which are directly or indirectly convertible into or exchangeable for shares of common stock, or (ii) warrants or options (other than options currently issuable pursuant to existing employee stock option and employee benefit plans and options or rights to purchase not more than 100,000 shares of common stock which options or rights may become issuable pursuant to future employee stock option and employee benefit plans) or other rights to acquire shares of its common stock or (iii) shares of common stock in connection with the acquisition of all or substantially all of the assets, business, or voting stock of another entity other than in either (i) or (ii) above pro rata to existing shareholders on the date thereof, or (iv) upon the exercise of outstanding warrants, options or rights (other than outstanding options currently issuable pursuant to existing employee stock option and employee benefit plans and options or rights to purchase not more than 100,000 shares of common stock which may become issuable pursuant to future employee stock and employee benefit plans) (collectively, the "Subject Shares"), then in each such instance the Company shall, at least 15 days prior to each such intended issuance, via the Company Notice (as defined below), offer to Purchaser the right to purchase such number, amount or units of additional securities of the same type as the Subject Shares as may be necessary to permit Purchaser to maintain its relative percentage of the total voting power of the Company following issuance of such securities (the "Preferential Purchase Right"). The Preferential Purchase Right may be exercised in whole or in part with respect to any and every event deemed a Preferential Purchase Right.

                  (b) The "Company Notice" shall set forth the terms and conditions of the proposed issuance, including the price or other consideration to be received by the Company for such issuance. Purchaser shall then, for a period of fourteen days, have the right to elect, via Purchaser's Notice (as defined below), to exercise the Preferential Purchase Right to purchase additional shares or units of the same type as the Subject Shares on the same terms that such Subject Shares are issued.

                  (c) Within fourteen days after receipt of the Company Notice, Purchaser shall advise the Company in writing ("Purchaser's Notice") of its intention with respect to the purchase of the additional shares or units of securities of the same type as the Subject Shares covered by the Company Notice. Upon the delivery of Purchaser's Notice, Purchaser shall become obligated to purchase the number, amount of units of additional securities as specified in the Purchaser's Notice, provided, however, that if for any reason the actual issuance of the Subject Shares shall result in a greater or lesser number of Subject Shares being issued than were set forth in the Company Notice, then Purchaser shall have two business days from the receipt of notice from the Company to such effect, which notice (the "Revised Notice") shall set forth such new number of Subject Shares actually issued, to elect to purchase in accordance with the terms hereof and thereof such additional or lesser shares or units of the same type as the Subject Shares were actually issued on the same terms that such Subject Shares were actually issued, which purchase shall become a binding obligation of Purchaser upon such election. Such purchase shall be consummated on the later of (x) the business day following the consummation of the transaction which gave rise to the Preferential Purchase Right (or immediately following the third business day following the receipt of the Revised Notice) or (y) the business day following the early termination or expiration of the applicable waiting period under the Hart- Scott-Rodino Act with respect to the purchase of such securities, or such later date as shall be mutually agreed to in writing by Purchaser and the Company, provided, however, that if for any reason the intended sale of Subject Shares shall not occur, the Company shall have no obligation whatsoever to issue and Purchaser shall have no obligation to purchase any share or units of the same type as the Subject Shares as to which Purchaser has notified the Company of its election to purchase hereunder. At the closing of such purchase, which shall take place at the principal office of the Company in Boca Raton, Florida, the Company shall deliver to Purchaser certificates evidencing the number, amount or units of additional securities of the same type as the Subject Shares or, where appropriate, other instruments reflecting the ownership of the additional securities of the same type as the Subject Shares purchased by Purchaser, and Purchaser shall, in accordance with paragraph (d) below, deliver to the Company the same type and amount of consideration per share or unit of the additional securities of the same type as the Subject Shares purchased as was paid by the purchasers of the Subject Shares in the transaction which gave rise to the Preferential Purchase Right less any underwriting or placement discounts or commissions payable by the Company with respect to the Subject Shares.

                  (d) If the consideration paid per share or unit of the Subject Shares in the transaction giving rise to the Preferential Purchase Right described in the Company Notice is not solely made up of cash or marketable securities then the Company Notice shall, if determinable, include the fixed price or other value of such non-cash consideration as of the day such fixed price is to be determined for the transaction giving rise to the Preferential Purchase Right, and the consideration then payable by Purchaser for additional securities of the same type and amount as the Subject Shares shall be in cash, payable in the same day funds, equal to the amount of such fixed price or other value. In all other such events, the price to be paid by Purchaser per share or unit shall be the value of such securities as jointly determined by Purchaser and the Company and if they cannot agree as determined by Robinson Humphrey Company LLC.

                  (e) If the purchase price set forth in the Company Notice shall include marketable securities, the purchase price payable by Purchaser shall include, to the extent marketable securities were included as a portion of the consideration provided for in the Company Notice, an amount in cash determined by reference to the "Current Market Price" of such securities on the date of the announcement of the transaction giving rise to the Preferential Purchase Right. The term "Current Market Price" shall mean, as applied to any class of stock on any date, the average of the daily "Closing Prices" (as defined below) for the 30 consecutive "Trading Days" (as defined below) immediately prior to the date in question. The term "Closing Price" on any day shall mean the last sales price, regular way, per share of such stock on such day, or if no such sale takes place on such day, the average of the closing bid and asked prices, regular way, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the shares of such stock are listed or admitted to trading, or, if the shares of such stock are not listed or admitted to trading on any national securities exchange, the average of the high bid and low asked prices in the over-the-counter manner as reported by the National Association of Securities Dealers Inc.'s

Automated Quotation System. The term "Trading Day" shall mean a day on which the principal national securities exchange on which such shares of such stock are listed or admitted to trading is open for the transaction of business or if the shares of such stock are not listed or admitted to trading on any national securities exchange, a day on which banking institutions in the Borough of Manhattan, City and State of New York are not authorized or obligated by law or executive order to close.

         Section 2.08 Registration Rights.

                  (a) Demand Registration. At any time (i) after Closing Date or
(ii) before the receipt by Purchaser and the Company of an opinion of counsel reasonably satisfactory to both Purchaser and the Company that registration of the Shares under the Securities Act is not then required in order for Purchaser to effect a public offering, Purchaser shall have the right to make two requests of the Company in writing to register under the Securities Act at least 15% of the Shares (shares subject to request hereunder being referred to as the "Subject Stock"), and the Company shall use best efforts to cause such Subject Stock to be registered under the Securities Act as soon as reasonably practicable so as to permit promptly the sale thereof, and in connection therewith, the Company shall prepare and file, on such appropriate form as the Company in its discretion shall determine, a registration statement under the Securities Act to effect such registration. Purchaser undertakes to provide all such information and materials and take all such action as may be required in order to permit the Company to comply with all applicable requirements of the Commission and to obtain any desired acceleration of the effective date of such registration statement. Notwithstanding the foregoing, the Company (i) shall not be obligated to cause any special audit to be undertaken in connection with any such registration (ii) shall be entitled to postpone for a reasonable period of time, but not in excess of 60 days, the filing of any registration statement otherwise required to be prepared and filed by the Company if the Company is, at such time, conducting or about to conduct an underwritten public offering of equity securities (or securities convertible into equity securities) and is advised in writing by its managing underwriter or underwriters (with a copy to Purchaser) that such offering would in its or their opinion be adversely affected by the registration so requested and (iii) shall be entitled to postpone for a reasonable period of time the filing of any registration statement otherwise required to be prepared and filed by the Company if the Company determines, in its reasonable judgment, that such registration and offering would interfere with any financing, acquisition, corporate reorganization or other material transaction involving the Company or that it would require the Company to disclose material non-public information that it deems advisable not to disclose and promptly gives Purchaser written notice of such determination. If the Company shall so postpone the filing of a registration statement, Purchaser shall have the right to withdraw the request for registration by giving written notice to the Company within 30 days after receipt of the notice of postponement and, in the event of such withdrawal, such request shall not be counted for purposes of the requests for registration to which Purchaser is entitled to in this paragraph (a).

                  (b) Incidental Registration. If, at any time after Closing Date, the Company proposes to register any of its securities under the Securities Act (otherwise than pursuant to paragraph (a), and other than securities to be issued pursuant to a stock option or other employee benefit or similar plan), the Company shall, as promptly as practicable, give written notice to Purchaser of the Company's intention to effect such registration. If, within 15 days after receipt of such notice, Purchaser submits a written request to the Company specifying the number of shares of common stock that it proposes to sell or otherwise dispose of, the Company shall include the shares specified in Purchaser's request in such registration statement and the Company shall keep each such registration statement in effect and maintain compliance with each Federal and state law and regulation as set forth in subsection 2.08 (c) below. Notwithstanding the foregoing, if the offering of the Company's securities pursuant to such registration statement is to be made by or through underwriters, the Company shall not be required to include any Shares of Purchaser therein if and to the extent that the underwriter managing the offering reasonably believes in good faith that such inclusion would materially adversely affect such offering; provided, however, that in such event, Purchaser shall delay any offering by it for such period, not to exceed 60 days, as the managing underwriter shall request and the Company shall file such supplements and post-effective amendments and take such other steps as may be necessary to permit Purchaser to make its proposed offering following the end of such period of delay.

                  (c) Certain Obligations of the Company. In connection with any offering of shares of Subject Stock registered pursuant to this Section 2.08, the Company (i) shall furnish to Purchaser such number of copies of any prospectus (including any preliminary prospectus) as it may reasonably request in order to effect the offering and sale of the Subject Stock to be offered and sold, but only while the Company shall be required under the provisions hereof to cause the registration statement to remain current and (ii) take such action as shall be necessary to qualify the shares covered by such registration statement under such Blue Sky or other state securities laws for offer and sale as Purchaser shall request; provided, however, that the Company shall not be obligated to qualify as a foreign corporation to do business under the laws of any jurisdiction in which it shall not then be qualified or to file any general consent to service of process in any jurisdiction in which such a consent has not been previously filed. The Company shall enter into an underwriting agreement with a managing underwriter or underwriters selected by it (reasonably satisfactory to Purchaser) containing representations, warranties, indemnities and agreements then customarily included by an issuer in underwriting agreements with respect to secondary distributions; provided, however, that such underwriter or underwriters shall agree to use their best efforts to ensure that the offering results in a distribution of the Subject Stock sold in accordance with the terms of the agreement. In connection with any offering of Subject Stock registered pursuant to this Section 2.08. The Company shall (x) furnish to the underwriter, at the Company's expense, unlegended certificates representing ownership of the Subject Stock being sold in such denominations as requested and
(y) instruct any transfer agent and registrar of the Subject Stock to release any stop transfer orders with respect to such Subject Stock. Upon any registration becoming effective pursuant to this Section 2.08, the Company shall use its best efforts to keep such registration statements current for a period of nine months.

                  (d) Expenses. All out-of-pocket expenses (other than the fees and disbursements of the Company's and Purchaser's respective legal counsel, which shall be paid by each party) incurred in connection with any registration statements referred to in this Section 2.08, including, without limitation, the fees and disbursements of the Company's accountants, all underwriting discounts, commissions and expenses, the fees and disbursements of the Purchaser's accountants, all Commission and Blue Sky registration and filing fees, printing expenses and transfer agent's and registrar's fees, to the extent such fees and expenses are attributable to the registration of the Subject Stock or, if the Subject Stock is registered together with other securities of the Company, pro rata according to the dollar amount received by Purchaser compared to the total dollar amount received by all sellers of such registered securities (including the Company) shall be borne equally by the Company and the Purchaser.

                  (e) Indemnification by the Company. In the case of any offering registered pursuant to this Section 2.08, the Company agrees to indemnify and hold Purchaser, each underwriter of Shares under such registration and all of their directors and officers, and each person who controls any of the foregoing within the meaning of Section 15 of the Securities Act, harmless against any and all losses, claims, damages or liabilities to which they or any of them may become subject under the Securities Act or any other statute or common law or otherwise, and to reimburse them, from time to time upon request, for any legal or other expenses reasonably incurred by them in connection with investigating any claims and defending any actions, insofar as any such losses, claims, damages, liabilities or actions shall arise out of or shall be based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the registration statement relating to the sale of such Subject Stock, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading or (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus (as amended or supplemented if the Company shall have filed with the Commission any amendment thereof or supplement thereto), or the omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the indemnification agreement contained in this paragraph (e) shall not apply to such losses, claims, damages, liabilities or actions arising out of or based upon and in conformity with information furnished in writing to the Company by Purchaser or any such underwriter specifically for use in connection with the preparation of the registration statement or any preliminary prospectus or prospectus contained in the registration statement or any such amendment thereof or supplement thereto or made in any preliminary prospectus, and the prospectus contained in the registration statement in the form filed by the Company with the Commission pursuant to Rule 424 under the Securities Act shall have corrected such statement or omission and a copy of such prospectus shall not have been sent or given to such person at or prior to the confirmation of such sale to him.

                  (f) Indemnification by Purchaser and Underwriters. In the case of each offering registered pursuant to this Section 2.08, the Purchaser and each underwriter participating therein shall agree, in the same manner and to the same extent as set forth in paragraph (e) of this Section 2.08 severally to indemnify and hold harmless the Company and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act, and the directors and officers of Company, and in the case of each such underwriter, Purchaser, each person, if any, who controls Purchaser within the meaning of the Securities Act and the directors and officers of the Purchaser, with respect to any statement in or omission from such registration statement or any preliminary prospectus (as amended or as supplemented, if amended or supplemented as aforesaid) or prospectus contained in such registration statement (as amended or supplemented, if amended or supplemented as aforesaid), if such statement or omission shall have been made in reliance upon and in conformity with information furnished in writing to the Company by such indemnifying party specifically for use in connection with the preparation of such registration statement or any preliminary prospectus or prospectus contained in such registration statement or any such amendment thereof or supplement thereto.

                  (g) Indemnification Procedure. Each party indemnified under paragraph (e) or (f) of this Section 2.08 shall, promptly after receipt of notice of the commencement of any action against such indemnified party in respect of which indemnity may be sought hereunder, notify the indemnifying party in writing of the commencement thereof. The omission of any indemnified party to so notify an indemnifying party of any such action shall not relieve the indemnifying party from any liability in respect of such action which it may have to such indemnified party on account of the indemnity agreement contained in paragraph (e) or (f) of this Section 2.08, except to the extent the indemnifying party was prejudiced by such omission, and in no event shall relieve the indemnifying party from any other liability which it may have to such indemnified party. In case any such action shall be brought against any indemnified party and it shall notify an indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it may desire, jointly with any other indemnifying party similarly notified, to assume the defense thereof, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under paragraph (e) or (f) of this Section 2.08 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof, other than reasonable costs of investigation (unless such indemnified party reasonably objects to such assumption on the grounds that there may be defenses available to it which are different from or in addition to such indemnifying party, in which event the indemnified party shall be reimbursed by the indemnifying party for the expenses incurred in connection with retaining separate legal counsel).


                                   ARTICLE III

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         As of the Closing, the Company will represent and warrant to the Purchaser as follows:

         Section 3.01 Organization and Good Standing. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida, and is duly qualified to transact business as a foreign corporation and is in good standing in each jurisdiction in which the nature of the business transacted by it or the character or location of the properties owned or leased by it requires such qualification, except where the failure to be so qualified or in good standing would not have a Material Adverse Effect. The Company has full corporate power and authority to own and manage its properties and to carry on its business as it is now being (and as it is currently proposed to be) conducted. The copies of the Company's certificate of incorporation, by-laws and other organizational documents and instruments (in each case, as amended and/or restated through the date hereof), heretofore made available to the Purchaser, are true, complete and correct copies thereof. The Company, directly or indirectly, owns all of the outstanding capital stock of each Subsidiary. The Company does not own any interest in any other company or entity other than the Subsidiaries set forth on Schedule 3.01 (a), and other than interests in trusts established by the Company or its Subsidiaries in connection with the Company's securitization program. Each Subsidiary is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization and has the power and authority to own or lease its properties and to conduct its business as now conducted. All outstanding shares of the capital stock of each Subsidiary have been validly issued and are fully paid and non-assessable. Except as set forth on Schedule 3.01 (b), there are no outstanding options, warrants, rights, agreements or commitments of any nature whatsoever of any third party to subscribe for or purchase any equity security of any Subsidiary or to cause any Subsidiary to issue any such equity security.

         Section 3.02 Capitalization. The authorized capitalization of the Company consists of: (a) 25,000,000 shares of common stock, par value $0.01 per share, and (b) 5,000,000 shares of Preferred Stock, par value $0.01 per share ("Preferred Stock"). As of March 31, 1999, there were 8,783,746 shares of common stock outstanding, and there are currently no shares of Preferred Stock outstanding. No other class or series of capital stock of the Company is, or at the Closing will be, authorized or issued. All such shares outstanding on the date hereof are, and the Shares, when issued, will be, duly authorized, validly issued and fully paid and non-assessable. Except as set forth on Schedule 3.02, there are no outstanding options, warrants, rights, puts, calls, commitments, or other contracts, arrangements, or understandings issued by or binding upon the Company requiring or providing for, and there are no outstanding debt or equity securities of the Company which upon the conversion, exchange or exercise thereof would require or provide for, the issuance by the Company of any shares of capital stock (or any other securities of the Company which, with notice, lapse of time and/or payment of monies, are or would be convertible into or exercisable or exchangeable for shares of capital stock). Except as set forth in
Schedule 3.02, there are no preemptive or other similar rights available to the existing holders of common stock or other securities of the Company.

         Section 3.03 Due Authorization; Execution and Delivery. The Company has all requisite corporate right, power and authority to enter into this Agreement and to consummate the transactions contemplated hereby, including without limitation the issuance of the Shares. As of the Closing, the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will have been duly authorized and approved by the Board of Directors of the Company and no further corporate action on the part of the Company is necessary to authorize the execution, delivery and performance by the Company of this Agreement or the consummation by the Company of the transactions contemplated hereby. This Agreement constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except that such enforcement may be subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights, and the remedies of specific performance and injunctive relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

         Section 3.04 Absence of Breach; No Conflict. Except as set forth on
Schedule 3.04 hereto, the execution, delivery, and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby will not (a) give rise to a right to (or otherwise) terminate, accelerate the maturity of or accelerate or increase any payment due under, trigger a right of redemption of, conflict with, result in a breach or violation of any of the terms, conditions or provisions of, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, require any approval, waiver or consent under, or result in the creation or imposition of any obligations on behalf of the

Company or any Lien upon any property or assets of the Company or any Subsidiary pursuant to the terms of, any note, bond, mortgage, pledge, indenture, deed of trust, lease, agreement, indemnity, obligation, commitment, instrument, franchise, license, certificate or permit to which the Company or any of the Subsidiaries is a party or by which any of their respective properties or assets may be bound; (b) violate or conflict with any term or provision of the certificate of incorporation, by-laws or equivalent organizational instruments and documents (in each case, as amended and/or restated through the date hereof) of the Company or any Subsidiary; or (c) assuming the accuracy of the representations and warranties of the Purchaser contained in Article IV hereof, violate any judgment, decree, order, writ, statute, rule or regulation of any judicial, arbitral, public, or governmental authority having jurisdiction over the Company, any of the Subsidiaries or any of their respective properties or assets. The issuance of the Shares will not violate the rules, regulations or bylaws of the Nasdaq Stock Market or any other securities exchange on which the securities of the Company are traded or listed.

         Section 3.05 Validity. The Shares to be issued, sold and delivered to the Purchaser hereunder shall, upon such issuance, sale, exercise and delivery in accordance with this Agreement, be duly authorized, validly issued, fully paid and non-assessable, and free and clear of any and all Liens and preemptive and other similar rights.

         Section 3.06 Securities Law Compliance. Assuming the representations and warranties of the Purchaser set forth in Section 4.02 hereof are true and correct in all material respects, the offer and sale of the Shares pursuant to this Agreement will be exempt from the registration requirements of the Securities Act. Neither the Company nor any Person acting on its behalf has, in connection with the offering of the Shares, engaged in (i) any form of general solicitation or general advertising (as those terms are used within the meaning of Rule 502(c) under the Securities Act), (ii) any action involving a public offering within the meaning of Section 4(2) of the Securities Act, or (iii) any action that would require the registration under the Securities Act of the offering and sale of the Shares pursuant to this Agreement or that would violate applicable state securities or "blue sky" laws. The Company has not made and will not prior to the Closing make, directly or indirectly, any offer or sale of the Shares of the same or similar class as the Shares if, as a result, the offer and sale contemplated hereby could fail to be entitled to exemption from the registration requirements of the Securities Act. As used herein, the terms "offer" and "sale" have the meanings specified in Section 2(3) of the Securities Act.

         Section 3.07 Commission Documents; Financial Information.

                  (a) The Company has made available to the Purchaser true and complete copies of all SEC Documents filed with the Commission since January 1, 1998, and will furnish the Purchaser a true and correct copy of each amendment thereto and any SEC Documents filed by the Company with the Commission on or before the Closing Date. As of their respective filing dates, the SEC Documents complied (or will comply) in all material respects with the requirements of the Securities Act, Exchange Act and the rules and regulations of the Commission thereunder applicable to such SEC Documents, and as of their respective dates none of the SEC Documents contained (or will contain) any untrue statement of a material fact or omitted (or will omit) to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company and its Subsidiaries included in the SEC

Documents comply (or will comply) as of their respective dates as to form in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto (except as may be indicated in the notes thereto or, in the case of the unaudited statements, as permitted by Form 10-Q promulgated by the Commission), and present fairly (or will present fairly) as of their respective dates the consolidated financial position of the Company and the Subsidiaries as at the dates thereof and the consolidated results of their operations and their consolidated cash flows for each of the respective periods, in conformity with GAAP. As used in this Agreement, the consolidated balance sheet of the Company and its Subsidiaries at December 31, 1998 previously provided to the Purchaser is hereinafter referred to as the "Balance Sheet", and December 31, 1998 is hereinafter referred to as the "Balance Sheet Date."

                  (b) Except as and to the extent expressly set forth in the Balance Sheet, or the notes, schedules or exhibits thereto, or as disclosed in the SEC Documents, (i) as of the Balance Sheet Date, neither the Company nor the Subsidiaries had any material liabilities or obligations (whether absolute, contingent, accrued or otherwise) that would be required to be included on a balance sheet or in the notes, schedules or exhibits thereto prepared in accordance with GAAP and (ii) since the Balance Sheet Date, the Company and its Subsidiaries have not incurred any such material liabilities or obligations other than in the ordinary course of business.

         Section 3.08 Approvals; Compliance with Laws; Licenses and Authorities.

                  (a) Except as provided for in this Agreement and assuming the accuracy of the representations and warranties of the Purchaser contained in
Article IV hereof, no notices, reports or other filings are required to be made by the Company or any Subsidiary with, nor are any consents, registrations, applications, approvals, permits, licenses or authorizations required to be obtained by the Company or any Subsidiary from, any public or governmental authority or other third party in connection with the execution and delivery of this Agreement the consummation by the Company of the transactions contemplated hereby, or the exercise by the Purchaser of its rights hereunder, except for any of the foregoing, the failure of which to make or obtain would not have a Material Adverse Effect or adversely affect the Purchaser's rights hereunder.

                  (b) The business of the Company and each of the Subsidiaries has been and is presently being conducted in compliance with all applicable federal, state, county and local ordinances, statutes, rules, regulations and laws (collectively "Laws").

                  (c) Except as would not have a Material Adverse Effect, (i) the Company and its Subsidiaries have all permits or licenses of all Authorities that are necessary to carry on the business of the Company and its Subsidiaries as now conducted; (ii) each such permit or license is in full force and effect and has not been revoked, canceled or encumbered and the Company or relevant Subsidiary is in compliance therewith in all respects; and (iii) no such permit or license will be terminated or adversely affected by virtue of the execution of this Agreement or the performance by the parties of their obligations or the exercise by the parties of their rights hereunder.

         Section 3.09 Litigation. Except as set forth on Schedule 3.09, there are no pending actions, suits, proceedings, arbitrations or investigations against or affecting the Company or any of its Subsidiaries or any of their respective properties, assets or operations, or with respect to which the Company or any such Subsidiary is responsible by way of indemnity or otherwise (a "Material Claim"), that are required under the Securities Act or Exchange Act to be described in such SEC Documents or which, if there is an adverse decision, could singly, or in the aggregate, with all such other actions, suits, investigations or proceedings, have a Material Adverse Effect and, to the knowledge of the Company, no such actions, suits, proceedings or investigations are threatened. No adverse development has occurred with respect to any Material Claim except as disclosed in the SEC Documents filed with the Commission prior to the date of this Agreement.

         Section 3.10 Tax Matters.

                  (a) Each of the Company and its Subsidiaries has filed or caused to be filed, or has properly filed extensions for, all material Tax Returns that are required to be filed by or respect to the Company, any of its Subsidiaries or the business of the Company and its Subsidiaries; and each of the Company and its Subsidiaries has timely paid or caused to be paid all material Taxes with respect thereto whether or not shown on said Tax Returns (and on all material assessments received by it) to the extent that such Taxes and assessments have become due, except for any failure to so file or cause to be filed, any failure to so file an extension, or any failure to so pay or cause to be paid, in each case that would not, individually or in the aggregate, have a Material Adverse Effect, and, except for any failure to pay or cause to be paid Taxes the validity or amount of which is being contested in good faith by appropriate proceedings and with respect to which adequate reserves, in accordance with generally accepted accounting principles, have been set aside. All said Tax Returns are complete and accurate in all respects and have been prepared in compliance with all applicable laws and regulations, except for any such failure to be complete and accurate or to be so prepared that would not, individually or in the aggregate, have a Material Adverse Effect. The Company and its Subsidiaries reasonably believe (i) the reserves on the Balance Sheet of the Company and its Subsidiaries for Taxes due or owing by the Company and its Subsidiaries to be adequate in all material respects for all unpaid Taxes, whether or not disputed, of the Company and its Subsidiaries for all fiscal years that, as of the Balance Sheet Date, had not been examined and reported on by any taxing authorities (or closed by applicable statutes), and (ii) that as of the Closing Date, such reserves as adjusted on the books in accordance with past practice, will be sufficient for the then-unpaid taxes of the Company and its Subsidiaries attributable to periods prior to and ending on the Closing Date, except in either case where any failure to establish any such reserve would not individually or in the aggregate constitute a Material Adverse Effect.

                  (b) Except as shown on Schedule 3.10(b), there are no actions or proceedings currently pending or, to the best knowledge of the Company or any of its Subsidiaries, threatened in writing against the Company, any of its Subsidiaries or any affiliated group with respect to the Company, any of its Subsidiaries or the business of the Company and its Subsidiaries by any governmental authority for the assessment or collection of material Taxes, and no claim for the assessment or collection of material Taxes has been asserted in writing against the Company or any of its Subsidiaries or any affiliate group with respect to the Company, any of its Subsidiaries or the business of the Company and its Subsidiaries, in either case which singly or in the aggregate are likely to have a Material Adverse Effect.

         Section 3.11 Material Contracts. All of the material contracts of the Company or any of its Subsidiaries which have a value of greater than $ 100,000.00 per year in revenue or expense are described in Schedule 3.11 hereof and are in full force and effect. True and complete copies of all such material contracts as of Closing have been made available to the Purchaser. All material contracts to which the Company or its Subsidiaries are parties on or prior to the date hereof which will be required to be described or filed as an Exhibit in the SEC Documents required to be filed following the date hereof have been provided to the Purchaser and are in full force and effect. Neither the Company nor any of its Subsidiaries nor, to the knowledge of the Company, any other party is in material breach of or in default under any such contract. The Purchaser acknowledges its obligation under the Confidentiality Agreement heretofore entered into with the Company as it specifically relates to contracts with the Company's customers.

         Section 3.12 Title to Properties, Encumbrances. Each of the Company and its Subsidiaries has good and valid title to its respective assets, free and clear of all defects and Liens except (a) materialmen's, mechanics', carriers', workmen's, warehousemen's, repairmen's, or other like Liens arising in the ordinary course of business; (b) Liens for current Taxes not yet due and payable; (c) Liens or minor imperfections of title that do not materially interfere with the use or materially detract from the value of such property, and (d) Liens permitted by the Finova loan agreement.

         Section 3.13        Plant and Equipment; Sufficiency of Assets.

                  (a) The plant and equipment used by the Company and its Subsidiaries has been maintained to the standards of operating condition and repair typical of companies engaged in the same or similar businesses except as would not have a Material Adverse Effect.

                  (b) Each of the Company and its Subsidiaries own or have the lawful right to use all assets, properties, operating rights, easements, contracts, leases, licenses, and other instruments necessary to operate their businesses lawfully and to maintain the same as presently conducted except as would not have a Material Adverse Effect.

         Section 3.14        Labor Matters.

                  (a) Neither the Company nor any of its Subsidiaries is party to any labor or collective bargaining agreement and there are no labor or collective bargaining agreements which pertain to employees of the Company or any of its Subsidiaries.

                  (b) No employees of the Company or any Subsidiary are represented by any labor organization. No labor organization or group of employees of the Company or any of its Subsidiaries has made a pending demand for recognition or certification, and there are no representation or certification proceedings or petitions seeking a representation proceeding presently pending or, to the knowledge of the Company, threatened to be brought or filed, with the NLRB or any other labor relations tribunal or authority. To the knowledge of the Company, there are no organizing activities involving the Company or any of its Subsidiaries pending with, or threatened by, any labor organization.

                  (c) There are no strikes, work stoppages, slowdowns, lockouts, material arbitrations or material grievances or other material labor disputes pending or, to the knowledge of the Company, threatened against or involving the Company or any of its Subsidiaries. Except as would not result in any Material Adverse Effect, there are no unfair labor practice charges, grievances or complaints pending or, to the knowledge of the Company, threatened by or on behalf of any employee or group of employees of the Company or any of its Subsidiaries.

         Section 3.15        Environmental Matters.

                  (a) Each of the Company and its Subsidiaries is in material compliance with all Environmental Laws and neither the Company nor any of its Subsidiaries has received any written communication from a governmental authority with respect to such compliance or the failure thereof.

                  (b) There is no civil, criminal or administrative action, claim, demand, investigation or notice relating to a violation of an Environmental Law (an "Environmental Claim") pending or, to the knowledge of the Company, threatened and to the knowledge of the Company, there are no past or present actions, activities, circumstances, conditions, events or incidents, including, without limitation, the release, emission, discharge or disposal of any chemical, pollutant, contaminant, waste, toxic substance, petroleum or petroleum product, that would form the basis of any Environmental Claim, in either case (A) against the Company or any of its Subsidiaries, (B) against any person or entity whose liability for any Environmental Claim the Company or any of its Subsidiaries has or may have retained or assumed either contractually or by operation of law, or (C) involving any real or personal property which the Company or any of its Subsidiaries owns, leases or manages except, in each case, as would not have a Material Adverse Effect.

         Section 3.16 No Existing Violation, Default, Etc. Neither the Company nor any of its Subsidiaries is (a) in violation of any provision of its certificate of incorporation, by-laws or other organizational documents or (b) in violation of any applicable Law, stock exchange rule or regulation, which violation has or would reasonably be expected to have a Material Adverse Effect. No breach, event of default or event that, but for the giving of notice or the lapse of time or both, would constitute an event of default exists under any indenture, mortgage, loan agreement, note or other agreement or instrument for borrowed money, any guarantee of any agreement or instrument for borrowed money or any lease, permit, license or other agreement to which the Company or any of its Subsidiaries is a party or by which the Company or any such Subsidiary is bound or to which any of the properties, assets or operations of the Company or any such Subsidiary is subject, which breach, event of default, or event that, but for the giving of notice or the lapse of time or both, would constitute an event of default, has or would reasonably be expected to have a Material Adverse Effect.

         Section 3.17 Affiliate Transactions. Except as disclosed in Schedule 3.17, the Company and its Subsidiaries have not entered into any material transaction or material series of transactions with any current or former director, officer, employee or Affiliate of the Company.

         Section 3.18 Insurance. The Company and its Subsidiaries, in the reasonable determination of the Company's management, maintain with financially sound and reputable insurers insurance against loss or damage of the kinds customarily insured against by corporations of established reputation engaged in the same or a similar business and similarly situated, and of such types and in such amounts as is customarily carried under similar circumstances by such other corporations.

         Section 3.19 Unlawful Payments and Contributions. Neither the Company nor any of its directors, officers or, to the Company's knowledge, any of its other employees or agents has (a) used any Company funds for any unlawful contribution, endorsement, gift, entertainment or other unlawful expense relating to political activity; (b) made any direct or indirect unlawful payment to any government official or employee from Company funds; (c) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended in connection with the Company's and its Subsidiaries' business; or (d) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any person or entity with respect to matters pertaining to the Company.

         Section 3.20 Year 2000. The Company and its Subsidiaries have undertaken those steps and efforts to assume Year 2000 compliance internally and with regard to its products as described in its most recent 10K filed with the SEC.

         Section 3.21 Absence of Certain Events; No Material Adverse Change. Since the Balance Sheet Date, the Company and its Subsidiaries each has conducted its business operations in the ordinary course and there has not occurred any event or condition having or, that is reasonably likely to have, a Material Adverse Effect. Without limiting the generality of the foregoing, other than as is disclosed in the SEC Documents filed with the Commission since January 1, 1999, or on Schedule 3.21 hereto, since the Balance Sheet Date there has not occurred:

                  (a) any change or agreement to change the character or nature of the business of the Company or any of its Subsidiaries;

                  (b) any purchase, sale, transfer, assignment, conveyance or pledge of the assets or properties of the Company or any of its Subsidiaries, except in the ordinary course of business;

                  (c) any waiver or modification by the Company or any of its Subsidiaries of any right or rights of substantial value, or any payment, direct or indirect, in satisfaction of any liability, in each case, having a Material Adverse Effect;

                  (d) any liability, contract, agreement, license or other commitment entered into or assumed by or on behalf of the Company or any of its Subsidiaries relating to the business, assets or properties of the Company or any of its Subsidiaries, whether oral or written, except in the ordinary course of business;

                  (e) any loan, advance or capital expenditure by the Company or any of its Subsidiaries, except for loans, advances and capital expenditures made in the ordinary course of business;

                  (f) any change in the accounting principles, methods, practices or procedures followed by the Company in connection with the business of the Company or any change in the depreciation or amortization policies or rates theretofore adopted by the Company in connection with the business of the Company and its Subsidiaries;

                  (g) any declaration or payment of any dividends, or other distributions in respect of the outstanding shares of capital stock of the Company or any of its Subsidiaries (other than dividends declared or paid by wholly-owned Subsidiaries);

                  (h) any issuance of any shares of capital stock of the Company or any of its Subsidiaries or any other change in the authorized capitalization of the Company or any of its Subsidiaries, except as contemplated by this Agreement;

                  (i) any grant or award of any options, warrants, conversion rights or other rights to acquire any shares of capital stock of the Company or any of its Subsidiaries, except as contemplated by this Agreement or except pursuant to employee benefit plans, programs or arrangements in existence on the date hereof, in the ordinary course of business consistent with past practice;

                  (j) (a) any granting by the Company or any of its Subsidiaries to any employee earning in excess of $100,000 USD per year any increase in compensation, except in the ordinary course of business consistent with prior practice or as was required under employment agreements in effect as of the date of the most recent audited financial statements included in the SEC Documents,
(b) any granting by the Company or any of its Subsidiaries to any employee earning in excess of $100,000 USD per year of any increase in severance or termination pay, except as was required under any employment, severance, or termination agreements in effect as of the date of the most recent audited financial statements included in the SEC documents, or (c) any entry by the Company or any of its Subsidiaries into any employment, severance, or termination agreement with any employee earning in excess of $100,000 USD per year; or

                  (k) any adoption, or amendment in any material respect, by the Company or any of its Subsidiaries of any collective bargaining agreement or any bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, retirement, vacation, severance, change of control, retention, disability, death benefit, hospitalization, medical, or other plan, arrangement, or understanding (whether or not legally binding) providing benefits to any current or former employee, officer, or director of the Company or any of its Subsidiaries (collectively, "Benefit Plans").

         Section 3.22 Full Disclosure. None of the statements made by the Company in this Agreement (including, without limitation, the representations and warranties made by the Company herein and in the schedules and exhibits hereto which are incorporated by reference herein and which constitute an integral part of this Agreement) contains (or will contain on the Closing Date) any untrue statement of a material fact, or omits (or will omit on the Closing
Date) to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

         Section 3.23 ERISA. Neither the Company nor any of its subsidiaries sponsors or maintains (or has ever sponsored or maintained) an "employee pension benefit plan" (within the meaning of Section 3(2) of ERISA) that is subject to Title IV of ERISA or to the minimum funding requirements of Section 412 of the Code or Part 3 of Title I of ERISA. Neither the Company nor any of its subsidiaries contributes or is obligated to contribute (or has ever been obligated to contribute) to a "multiemployer plan" (within the meaning of
Section 4001 (a)(3) of ERISA).

         Section 3.24 Intellectual Property. Except as set forth on Schedule 3.24, it owns, or possesses licenses for, free and clear of all liens, encumbrances, licenses, claims and other restrictions or burdens, all patents, trade names, internet domain names, trademarks, copyrights. inventions, processes, designs, computer software, works of authorship, franchises, formulas, trade secrets, know-how and other intangible property and proprietary rights (collectively, "Intellectual Property") necessary for or used in the conduct of its business, and may use all such Intellectual Property in the conduct of its business with, to the best of the Company's knowledge, no conflict with or infringement of the rights of others which would have a material adverse impact on the Company.

         Section 3.25 Hart-Scott-Rodino Filing. The Company hereby represents and warrants that it is not a $ 100,000,000.00 USD party as defined in the Hart-Scott-Rodino Act.


                                   ARTICLE IV

                REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS

         Each Purchaser hereby severally as to itself (but not jointly) represents and warrants and covenants to the Company as follows:

         Section 4.01 Organization and Standing. The Purchaser, which is an entity, represents and warrants that it is duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation.

         Section 4.02 Investment Representation. The Purchaser represents and warrants that it is an "Accredited Investor" within the meaning of Rule 501 (a) of Regulation D under the Securities Act, and it is or will be acquiring the Shares for its own account and not with a view to, or for sale in connection with, any distribution thereof in violation of the Securities Act. It understands that the Shares have not been registered under the Securities Act by reason of a specific exemption from the registration provisions thereof which depends upon, among other things, the bona fide nature of their investment intent as expressed herein. The Purchaser hereby acknowledges and agrees that upon the original issuance thereof, and until such time as the same is no longer required under the applicable requirements of the Securities Act and the rules and regulations thereunder, the Shares may bear the following legend:

         "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE LAWS REGULATING THE SALE OF SECURITIES AND MAY NOT BE OFFERED, SOLD OR OTHERWISE

         TRANSFERRED UNLESS REGISTERED OR AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION IS OBTAINED TO THE EFFECT THAT SUCH REGISTRATION IS NOT REQUIRED."

         Section 4.03 Due Authorization; Execution and Delivery. As of Closing, the Purchaser represents and warrants that it has the requisite right, power and authority to enter into this Agreement, and to consummate the transactions contemplated hereby and thereby, and that the execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby and thereby, have been duly authorized by all necessary action on its behalf, and this Agreement constitutes, and will constitute, the legal, valid and binding obligation of it, enforceable against it in accordance with the terms hereof and thereof, except that such enforcement may be subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights, and the remedy of specific performance and injunctive relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

         Section 4.04 Absence of Breach; No Conflict. The Purchaser represents and warrants that the execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby and thereby, will not
(a) conflict with, or constitute a default under, any agreement to which such Purchaser is a party or by which any of the properties or assets of such Purchaser may be bound; (b) violate or conflict with the governing organizational instruments and documents (in each case, as amended and/or restated through the date hereof) of such Purchaser or (c) assuming that the Company is an "operating company" as such term is defined in Department of Labor Regulation 2510.3-101, violate any statute, rule, regulation, order, judgment, writ or decree of any judicial public or governmental authority having jurisdiction over such Purchaser, or any of the properties or assets of such Purchaser, which violation would prevent, impair, hinder or delay the consummation of the transactions contemplated by this Agreement.

         Section 4.05 No Consents. Other than as is required in this Agreement, the Purchaser represents and warrants that no consent, authorization or approval of, or filing with, any person or any federal, state or local government department, commission, board, agency or instrumentality is required to be made or obtained by such Purchaser in connection with its execution and performance of this Agreement as may be required under the HSR Act or pursuant to the laws, rules and regulations of the Department of Commerce notifications and except for such consents, authorizations, approvals and filings the absence of which would not prevent, impair, hinder or delay the consummation of the transactions contemplated by this Agreement.

         Section 4.06 Investment Company. The Purchaser represents and warrants that it is not (and immediately after consummation of the transactions contemplated by this Agreement will not be) an investment company, a company controlled by an investment company, or otherwise subject to any provisions of the Investment Company Act of 1940, as amended, and/or the rules and regulations of the Commission promulgated thereunder.

         Section 4.07 Ownership of Stock of the Company. The Purchaser represents and warrants that it does not own beneficially or of record any shares of capital stock or other securities of the Company and does not have any present intention or plan to acquire shares of capital stock or other securities of the Company except pursuant to this Agreement and the transactions contemplated hereby.

         Section 4.08 Certain Regulatory Matters. The Purchaser represents and warrants that it is not aware of any facts or circumstances regarding such Purchaser, including the record or beneficial ownership of any securities by such Purchaser, which can reasonably be expected to cause the Department of Justice or the Federal Trade Commission to prohibit such Purchaser's acquisition of Shares contemplated hereunder or the exercise by such Purchaser of its rights contained herein pursuant to their regulatory authority over such matters.

         Section 4.09 Due Diligence. Without in any way affecting or mitigating the representations and warranties of the Company contained in Article III of this Agreement or affecting any rights resulting from a breach thereof, the Purchaser will, if it participates in Closing, acknowledge that as of Closing, it has had an opportunity to engage in due diligence on the Company and has had an opportunity to discuss the Company and its business and prospects with management of the Company.

         Section 4.10 Availability of Funds. The Purchaser represents that it has immediately available to it adequate funds, without borrowing same, necessary to perform its obligations under this Agreement.

         Section 4.11 Hart-Scott-Rodino Filing. The Purchaser hereby represents and warrants that it is not a $100,000,000.00 USD party as defined in the Hart-Scott-Rodino Act.


                                    ARTICLE V

                                    COVENANTS

         Section 5.01        Covenants of the Company.

                  (a) Access and Confidentiality. Upon reasonable notice prior to the Closing, the Company shall (and shall cause each of its Subsidiaries to) afford the Purchaser and its representatives reasonable access during normal business hours to its properties books, contracts and records and personnel and advisors and the Company shall (and shall cause each of the Subsidiaries to) furnish promptly to the Purchaser all information concerning its business, properties and personnel as the Purchaser or its representatives may reasonably request, provided that any review will be conducted in a way that will not interfere unreasonably with the conduct of the Company's business.

                  (b) Announcements. Except as required by law or as advised by outside counsel, no party or any Affiliate, officer or agent of the parties hereto shall make any announcement concerning the transactions contemplated hereby without the other parties' written consent, which consent shall not unreasonably be withheld; provided, however, that any party or such Affiliate, officer or agent may make any announcements required by applicable law so long as the text of such announcement shall have been provided to the parties hereto prior to the making of such announcement. The parties agree to consult with each other with respect to announcements concerning the transactions contemplated hereby.

                  (c) Shares. From the date hereof until the Closing, the Company will not issue any shares of its capital stock or securities convertible or exchangeable for shares of capital stock, except for the issuances set forth on Schedule 3.02. The Company hereby covenants to the Purchaser, that from and after the date hereof and so long as the Purchaser owns any Issuable Shares, the Company shall:

                        (i) Replacement of Certificates. Upon receipt by the Company of evidence reasonably satisfactory to it of loss, theft, destruction or mutilation of any certificate evidencing any of the Shares (or securities issued upon exchange, conversion or exercise thereof), and (in case of loss, theft or destruction) of indemnity reasonably satisfactory to the Company, and upon the surrender and cancellation of such certificate, if mutilated, the Company shall make and deliver in lieu of such certificate a new certificate for the number of Shares (or securities issued upon exchange, conversion or exercise thereof), as the case may be, evidenced by such lost, stolen, destroyed or mutilated certificate which remains outstanding. A Purchaser's (which term does not include any successors or assigns of the initial Purchaser) agreement of indemnity shall constitute indemnity satisfactory to the Company for the purposes of this Section 5.01(c) without the need of any further surety or bond.

                       (ii) Government and Other Approval. Promptly prepare, submit and file with all public and governmental authorities, all applications, notices, registrations, certificates, statements and such other information, documents and instruments as may be required pursuant to any federal, state, local or foreign Law or rule or regulation of the NASD or any securities exchange, in connection with the consummation of the transactions contemplated by this Agreement, including the effect of any dividends, exchange or conversion rights, anti-dilution provisions or Board control contemplated by the terms of the Shares or other securities of the Company which may be acquired by the Purchaser pursuant to this Agreement.

         Section 5.02        Proxy Matters; Standstill.

                  (a) The Purchaser hereby agrees that during the Standstill Period (hereinafter defined) it will not, nor will it permit any of its Affiliates (the Purchaser together with its Affiliates being hereinafter referred to as a "Purchaser Group") to, directly or indirectly, unless in any such case specifically authorized in advance to do so by the Board of Directors of the Company:

                        (i) acquire, offer to acquire, or agree to acquire by purchase, by joining a partnership, limited partnership, syndicate or other "group" (as such term is used in Section 13(d)(3) of the Exchange Act, hereinafter referred to as "13D Group"), any securities of the Company entitled to vote generally in the election of directors, or securities convertible into or exercisable or exchangeable for such securities (collectively, "Restricted Shares") or any material portion of the assets or businesses of the Company and its Subsidiaries if and to the extent that (a) such action would trigger a Change of Control or
         (b) such action has not received any requisite approval from governmental authorities; provided, however, that nothing contained herein shall prohibit any member of a Purchaser Group from acquiring any Restricted Shares acquired pursuant to this

         Agreement or otherwise contemplated hereby, including Section 2.07 hereof, (x) as a result of a stock split, stock dividend or similar recapitalization by the Company or (y) upon the execution of unsolicited buy orders by any member of a Purchaser Group which is a registered broker-dealer for the bona fide accounts of its brokerage customers unaffiliated and not acting in concert with any member of such Purchaser. Prior to acquiring any shares of capital stock of the Company, other than upon exercise of its rights under the Agreement and the Shares, the Purchaser will give written notice of their intent to do so to the Company. If within ten (10) days after receipt of such notice, the Company advises the Purchaser in writing that, based on the advice of its advisors, it believes that the proposed acquisition would be prohibited by this paragraph, the parties shall thereafter discuss in good faith whether such acquisition would in fact be so prohibited;

                       (ii) participate in, or encourage, the formation of any 13D Group which owns or seeks to acquire beneficial ownership of, or otherwise acts in respect of, Restricted Shares, other than any 13D Group which is comprised exclusively of the Purchaser or a Purchaser Group and any other permitted transferee or transferees of securities from the Purchaser in accordance with Section 5.03;

                      (iii) make, or in any way participate in, directly or indirectly, any "solicitation" of "Proxies" (as such terms are defined or used in Regulation 14A under the Exchange Act) or become a "participant" in any "election contest" (as such terms are defined or used in Rule 14a-11 under the Exchange Act) with respect to the Company, or initiate, propose or otherwise solicit stockholders for the approval of one or more stockholder proposals with respect to the Company or induce or attempt to induce any other person to initiate any stockholder proposal, provided, however, that the limitation contained in this clause (iii) shall not apply to (y) the election of any directors to be elected by the holders of Shares or (z) any matter to be voted on by the Company's stockholders that is not initiated or proposed by any member of a Purchaser Group or any Affiliate thereof; or

                       (iv) call or seek to have called any meeting of the stockholders of the Company, provided, however, that the limitation contained in this clause (iv) shall not apply to any meeting of the stockholders of the Company called for the purpose of voting on any matter described in the proviso of clause (iii) above.

                  (b) Nothing in this Section 5.02 shall preclude members of a Purchaser Group from exercising the voting and other rights, (i) granted to the Purchaser pursuant to this Agreement or (ii) in connection with any proposed merger, sale of assets or similar transaction, or tender or exchange offer proposed by any person who is not part of a Purchaser Group or any of its Affiliates.

                  (c) As used herein, the term "Standstill Period" shall mean the period from the date of this Agreement until the earlier to occur of.

                        (i) the date which is the second anniversary of the Closing Date; or

                       (ii) the designation of any date as the termination date of the Standstill Period by a majority of the directors of the Company at a duly convened meeting thereof or by all of the directors of the Company by written consent; or

                      (iii) the Company's material breach of any of its obligations contained in this Agreement; or

                       (iv) the Company or any of its Subsidiaries shall commence a voluntary case concerning itself under Title 11 of the United States Code entitled "Bankruptcy" as now or hereafter in effect, or any successor thereto (the "Bankruptcy Code"), which, in the case of a Subsidiary of the Company, has had or would have a Material Adverse Effect; or an involuntary case is commenced against the Company or any of its Subsidiaries and the petition not controverted within 10 days, or is not dismissed within 60 days after commencement of the case, which, in the case of a Subsidiary of the Company, has had or would have a Material Adverse Effect; or a custodian (as defined in the Bankruptcy Code) is appointed for, or takes charge of, all or any substantial part of the property of the Company or any of its Subsidiaries, which, in the case of a Subsidiary of the Company, has had or would have a Material Adverse Effect; or the Company or any of its Subsidiaries commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, rehabilitation, dissolution, insolvency or liquidation or similar law of any jurisdiction, whether now or hereafter in effect, relating to the Company or such Subsidiary, or there is commenced against the Company or any of its Subsidiaries any such proceeding which remains undismissed for a period of 60 days, which, in the case of a Subsidiary of the Company, has had or would have a Material Adverse Effect; or the Company or any of its Subsidiaries is adjudicated insolvent or bankrupt, which, in the case of a Subsidiary of the Company, has had or would have a Material Adverse Effect; or any order of relief or other order approving any such case or proceeding is entered, which, in the case of a Subsidiary of the Company, has had or would have a Material Adverse Effect; or the Company or any of the Subsidiaries suffers any appointment of any custodian or the like for it or any substantial part of its property to continue undischarged or unstayed for a period of 60 days, which, in the case of a Subsidiary of the Company, has had or would have a Material Adverse Effect; or the Company or any of its Subsidiaries makes a general assignment for the benefit of creditors, which, in the case of a Subsidiary of the Company, has had or would have a Material Adverse Effect; or the Company shall fail to pay, or shall state that it is unable to pay, or shall be unable to pay, its debts, generally as they become due, which, in the case of a Subsidiary of the Company, has had or would have a Material Adverse Effect; or the Company or any of its Subsidiaries shall call a meeting of its creditors with a view to arranging a composition or adjustment of its debts, which, in the case of a Subsidiary of the Company, has had or would have a Material Adverse Effect; or the Company or any of its Subsidiaries shall by any act or failure to act indicate its consent to, approval of or acquiescence in any of the foregoing, which, in the case of a Subsidiary of the Company, has had or would have a Material Adverse Effect; or any corporate action is taken by the Company or any of its Subsidiaries for the purpose of effecting any of the foregoing, which, in the case of a Subsidiary of the Company, has had or would have a Material Adverse Effect; or

                        (v) without encouragement by or the participation of the Purchaser or any of its Affiliates, the acquisition by any person or 13D Group (other than members of a Purchaser Group or Affiliates thereof) of, the commencement of a tender offer by such person or 13D Group for, or the public announcement of an intention to acquire, Restricted Shares which, if added to the Restricted Shares (if any), including the Management Retention Options, already owned by such person or 13D Group, would represent nineteen and nine-tenths percent (19.9%) or more of the total voting power (including rights to acquire voting power) of the Company's Restricted Shares, or the receipt by such person or 13D Group of the Company's agreement or consent to make such acquisition; or

                       (vi) the date this Agreement is terminated in accordance with its terms.

         [Section 5.03       Intentionally Omitted].

         Section 5.04 Board Nominations. Upon Closing, and for so long as the Purchaser shall continue to own at least 1,400,000 shares of common stock purchased by it on the Closing Date, the Board of Directors of the Company shall consist of nine (9) members and the Purchaser shall have the right to nominate four (4) out of nine (9) members to the Board of Directors of the Company, and to effect such nominations, the parties hereby agree to the following procedure:

         In the event the Closing shall have taken place prior to the 1999 Annual Shareholder Meeting of the Company, the Company shall amend its proxy to designate for nomination to the shareholders of the Company for election to the Board of Directors: (i) four (4) members to be designated by the Purchaser, and
(ii) five (5) members to be designated by the Board members other than the designees of the Purchaser. Within one month following the Closing, the Company shall request the resignation of Anthony F. Zalenski and the two outside Board members who have served the shortest terms in such capacity and shall take action to appoint the four-members designated by the Purchaser, the effect of which, upon such resignations, would result in a 9-member Board with 4 members to annually be designated by the Purchaser and 5 members to annually be designated by recommendation to the shareholders of the Company by the Board members other than the designees of the Purchaser. During such time as the Purchaser's right to designate nominees to the Board pursuant to this section shall be applicable, the Company agrees to recommend to the shareholders the election of such entire slate of nominations and the Purchaser agrees to vote their shares, in person or by proxy, for the election of such entire slate of nominations.

         At such time as Purchaser shall beneficially own less than 75% of the Shares, Purchaser shall use its best efforts to cause such remaining director or directors, who has or have been elected hereunder at Purchaser's designation, to promptly resign from the Company's Board of Directors. The Company agrees that so long as Purchaser is entitled pursuant to the terms of this Section 5.04 to representation on the Board of Directors of the Company, the Company shall not increase or decrease the number of Directors constituting the entire Board of Directors, except as contemplated by this Agreement.

         Section 5.05 International Investment. The Company shall prepare and file (or, to the extent necessary, furnish) all required reporting documentation under the International Investment and Trade in Surveys Act, 22 U.S.C.
Section 3101 et seq., to the extent applicable.


                                   ARTICLE VI

                   FINANCIAL STATEMENTS; ACCESS TO INFORMATION

         Section 6.01 Financial Statements. The Company covenants that it will deliver to each Purchaser who owns any Shares those items set forth in paragraphs (a), (b) and (d) and that, upon request, it will deliver to each original Purchaser (but not their transferees) those items set forth in paragraphs (c), (e) and (f):

                  (a) As soon as practicable and in any event within 45 days after the end of each quarterly period (other than the last quarterly period) in each fiscal year, a consolidated statement of income and consolidated statements of changes in financial position and cash flows of the Company and its Subsidiaries for such quarterly period and for the period from the beginning of the current fiscal year to the end of such quarterly period, and a consolidated balance sheet of the Company and its Subsidiaries as at the end of such quarterly period, setting forth in each case in comparative form figures for the corresponding periods in the preceding fiscal year, all in reasonable detail and certified by an authorized financial officer of the Company, subject to changes resulting from year-end adjustments; provided, however, that delivery pursuant to clause (d) below of a copy of the Quarterly Report on Form 10-Q of the Company for such quarterly period filed with the Commission shall be deemed to satisfy the requirements of this clause (a);

                  (b) As soon as practicable and in any event within 90 days after the end of each fiscal year, a consolidated statement of income and consolidated statements of changes in financial position and cash flows of the Company and its Subsidiaries for such year, and a consolidated balance sheet of the Company and its Subsidiaries as of the end of such year, setting forth in each case in comparative form corresponding consolidated figures from the preceding annual audit, all in reasonable detail together with an opinion directed to the Company of independent public accountants of recognized standing selected by the Company; provided, however, that delivery pursuant to clause (d) below of a copy of the Annual Report on Form 10-K of the Company for such fiscal year filed with the Commission shall be deemed to satisfy the requirements of this clause (b);

                  (c) Promptly upon transmission thereof, copies of all such financial statements, proxy statements, notices and reports as it shall send to its public stockholders and copies of all registration statements (without exhibits), other than on Form S-8 or any similar successor form, and all reports which it files with the Commission (or any governmental body or agency succeeding to the functions of the Commission);

                  (d) Promptly upon receipt thereof, a copy of each other report submitted to the Company or any of its Subsidiaries by independent accountants in connection with any annual, interim or special audit made by them of the books of the Company or any of its Subsidiaries; and

                  (e) With reasonable promptness, such other financial data as the Purchaser may reasonably request.

         Section 6.02 Access to Information. The Company shall permit the Purchaser (and its designated representatives) to visit and inspect any of the properties of the Company and its Subsidiaries, including the books and records of the Company and its Subsidiaries (and to make extracts and copies therefrom), and to consult with respect to and discuss the affairs, businesses, finances, operations and accounts of the Company and its Subsidiaries with the officers, directors and employees of such entities, all at such reasonable times and as often as such Purchaser may reasonably request. The Purchaser agrees, except as otherwise required by law, to keep any confidential information obtained pursuant to this Article VI confidential.


                                   ARTICLE VII

              CONDITIONS PRECEDENT TO THE OBLIGATIONS OF EACH PARTY
               TO CONSUMMATE THE TRANSACTIONS CONTEMPLATED HEREBY

         The respective obligation of each party hereto to consummate the transactions contemplated hereby is subject to the satisfaction, at or before the Closing, of each of the following conditions set forth in Section 7.01 through Section 7.03 below. These conditions may be waived by each party (in whole or in part) at any time in its sole discretion.

         Section 7.01 No Adverse Action or Decision. There shall be no action, suit, investigation or proceeding pending with, or to the knowledge of the Company threatened against or affecting the Company, any of its Subsidiaries or any of their respective properties or rights, before any court, arbitrator or administrative or governmental body which (a) seeks to restrain, enjoin or prevent the consummation of the issuance, sale and delivery of the Shares to the Purchaser or (b) challenges the validity or legality of the issuance, sale and delivery of the Shares to the Purchaser or seeks to recover damages or to obtain other relief in connection therewith, which in any single case or in the aggregate (i) the Company or the Purchaser shall reasonably determine is reasonably likely to result in a Material Adverse Effect, or (ii) the Purchaser shall reasonably determine is reasonably likely to result in a material impairment to the Purchaser's rights hereunder.

         Section 7.02 No Injunction. No temporary, preliminary or permanent injunction or any order by any federal or state court of competent jurisdiction shall have been issued which prohibits or otherwise seeks to prohibit, restrain, enjoin or delay the consummation of the issuance, sale and delivery of the Shares to the Purchaser.

         Section 7.03 Consents of Third Parties; Modification of Agreements. The Company shall have duly obtained modifications of or waivers under the agreements described in Section 5.01(c)(ii) amending or waiving any right to acceleration, redemption or increase of any payment or obligation of the Company or its Subsidiaries which could arise as a result of the transactions contemplated hereby, which modifications or waivers shall be in a form reasonably satisfactory to the Purchaser.

         Section 7.04 Board of Directors' Approval. This Agreement is contingent upon the approval of this Agreement by the Board of Directors of the Company and the Supervisory Board of the Purchaser by May 21, 1999. In the event the above required approvals of the Company's Board of Directors and the Purchaser's Supervisory Board shall not have been obtained by May 21, 1999, and the parties shall not have entered into a mutually acceptable extension agreement, this Agreement shall automatically terminate and neither party shall have further liability thereunder to the other party, including but not limited to any liability under Section 10.05.


                                  ARTICLE VIII

                 CONDITIONS PRECEDENT TO THE OBLIGATIONS OF THE
               COMPANY TO ISSUE, SELL AND DELIVER THE COMMON STOCK

         The obligations of the Company to issue, sell and deliver the Shares are subject to the satisfaction, at or before the Closing, of each of the following additional conditions set forth in Sections 8.01, 8.02, 8.03, and 8.04 below. These conditions are for the Company's sole benefit and may be waived by the Company (in whole or in part) at any time in its sole discretion.

         Section 8.01 Accuracy of the Purchaser's Representations and Warranties. The representations and warranties of the Purchaser contained in
Article IV hereof shall be true and correct as of the date when made and as of the Closing Date, as though made on such date, and the Company shall have received a certificate attesting thereto signed by a duly authorized officer or agent of the Purchaser.

         Section 8.02 Performance by the Purchaser. The Purchaser shall have performed, satisfied and complied with, in all material respects, all covenants, agreements, and conditions required by this Agreement to be performed, satisfied or complied with by them on or prior to the Closing Date, and the Company shall have received a certificate attesting thereto signed by a duly authorized officer or agent of the Purchaser.

         Section 8.03 Approval of Finova Capital Corporation. The Company shall have obtained the written approval of Finova Capital Corporation consenting to the subject sale and issuance of the Shares.

         Section 8.04 Opinion of Robinson Humphrey Company LLC. The Company shall have obtained the opinion of the Robinson Humphrey Company LLC to the effect that the consideration to be paid by the Purchaser to the Company is fair to the holders of the Company's Shares from a financial point of view.

         Section 8.05 Opinion of Purchaser's Counsel. The Company shall receive an opinion, dated as of the Closing Date, from Seitz, Weckbach, Fent, counsel to the Purchaser, to the effect that:

                        (i) The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to own its properties and to carry on its business as conducted.

                       (ii) The Purchaser has all necessary corporate power and has taken all necessary corporate action required for the due authorization, execution, delivery and performance by the Purchaser of the Agreement and the consummation of the transactions contemplated therein.


                                   ARTICLE IX

                 CONDITIONS PRECEDENT TO THE OBLIGATIONS OF THE
          PURCHASER TO PURCHASE AND ACCEPT DELIVERY OF THE COMMON STOCK

         The obligations of the Purchaser hereunder to acquire and pay for, and accept delivery of, the Shares are subject to the satisfaction, at or before the Closing, of each of the following additional conditions set forth in Section
9.01 through Section 9.07 below. These conditions are for the Purchaser's sole benefit and may be waived (in whole or in part) by the Purchaser.

         Section 9.01 Accuracy of the Company's Representations and Warranties. The representations and warranties of the Company contained in Article III hereof which are not subject to a qualification regarding materiality shall be true and correct in all material respects as of the date when made and as of the Closing Date, as though made on such date, the representations and warranties of the Company contained in Article III hereof, which are subject to a qualification regarding materiality shall be true and correct in all respects as of the date when made and as of the Closing Date, as though made on such date, and each Purchaser shall have received a certificate attesting thereto signed by the Chief Executive Officer of the Company, on behalf of the Company.

         Section 9.02 Performance by the Company. The Company shall have performed, satisfied and complied with, in all material respects, all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with on or prior to the Closing Date, and the Purchaser shall have received a certificate attesting thereto signed by the Chief Executive Officer of the Company.

         Section 9.03 No Material Adverse Effect. There shall not have occurred and there shall not otherwise exist any condition, event or development having, or likely to have (in the reasonable judgment of the Purchaser), a Material Adverse Effect.

         Section 9.04 Governmental Approvals and Consents. The Company shall have duly obtained, received or effected (and all applicable waiting and termination periods, if any, including any extensions thereof, under any applicable law, statute, regulation or rule, shall have expired or terminated) all authorizations, consents, approvals, licenses, franchises, permits and certificates by or of, and shall have made all filings and effected all notifications, registrations and qualifications with, all federal, state and local governmental and regulatory Authorities necessary for the issuance, sale and delivery of the Shares being issued and sold at the Closing and, to the extent required at Closing, the consummation of the other transactions contemplated hereby.

         Section 9.05 Secretary's Certificate. The Secretary or an Assistant Secretary of the Company shall have delivered to the Purchaser at the Closing Date a Certificate dated as of the Closing certifying: (a) that attached thereto is a true and complete copy of the By-Laws of the Company as in effect on the date of such certification; (b) that attached thereto is a true and complete copy of all resolutions adopted by the Board of Directors of the Company authorizing the execution, delivery and performance of the Agreement, the issuance, sale and delivery of the Issuable Shares, and that all such resolutions are in full force in effect and are all the resolutions adopted in connection with the transactions contemplated by this Agreement; (c) that attached thereto is a true and complete copy of the Certificate of Incorporation as in effect on the date of such certification; and (d) to the incumbency and specimen signature of certain officers of the Company.

         Section 9.06 Proceedings. All corporate and other proceedings to be taken by the Company in connection with the transactions contemplated by this Agreement and all documents reflecting or evidencing such proceedings shall be reasonably satisfactory in scope, form and substance to the Purchaser and its legal counsel, and the Purchaser and its legal counsel shall have received all such duly executed counterpart originals or certified or other copies of such documents and instruments as they may reasonably request.

         Section 9.07 Shares. The sale of the Shares to the Purchaser hereunder shall have been exempted from the provisions of the Blue Sky Law of the Florida Statutes.

         Section 9.08 Opinion of Company Counsel. Purchaser shall have received an opinion, dated as of the Closing Date, from Spinner, Dittman, Federspiel & Dowling, counsel to the Company, to the effect that:

                        (i) the Company is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to own its properties and to carry on its business as conducted. The Company is duly licensed or qualified to do business as a foreign corporation in each jurisdiction where such qualification is required, except for those jurisdictions wherein the failure to so qualify would not have a material adverse effect upon the Company.

                       (ii) The Company has all necessary corporate power and has taken all necessary corporate action required for the due authorization, execution, delivery and performance by the Company of the Agreement and the consummation of the transactions contemplated therein, and for the due authorization, issuance and delivery of the Common Stock.

                      (iii) To the best of the knowledge of counsel to the Company, the execution, delivery, and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby will not (x) give rise to a right to (or otherwise) terminate, accelerate the maturity of or accelerate or increase any payment due under, trigger a right of redemption of, conflict with, result in a breach or violation of any of the terms, conditions or provisions of, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, require any approval, waiver or consent under (other than obtaining the consent of Finova Capital Corporation), or result in the creation or imposition of any obligations on behalf of the Company or any Lien upon any property or assets of the Company or any Subsidiary pursuant to the terms of, any note, bond, mortgage, pledge, indenture, deed of trust, lease, agreement, indemnity, obligation, commitment, instrument, franchise, license, certificate or permit to which the Company or any of the Subsidiaries is a party or by which any of their respective properties or assets may be bound; (y) violate or conflict with any term or provision of the certificate of incorporation, by-laws or equivalent organizational instruments and documents (in each case, as amended and/or restated through the date hereof) of the Company or any Subsidiary; or (z) assuming the accuracy of the representations and warranties of the Purchaser contained in Article IV of this Agreement, violate any judgment, decree, order, writ, statute, rule or regulation of any judicial, arbitral, public, or governmental authority having jurisdiction over the Company, any of the Subsidiaries or any of their respective properties or assets. The issuance of the Shares will not violate the rules, regulations or bylaws of the Nasdaq Stock Market or any other securities exchange on which the securities of the Company are traded or listed.

                       (iv) The Shares to be issued, sold and delivered to the Purchaser hereunder shall, upon such issuance, sale, exercise and delivery in accordance with this Agreement, be duly authorized, validly issued, fully paid and non-assessable, and free and clear of any and all Liens and preemptive and other similar rights.


                                    ARTICLE X

                                   TERMINATION

         Section 10.01 Termination by Mutual Written Consent. This Agreement may be terminated and the transactions contemplated hereby may be abandoned, for any reason, at any time prior to the Closing Date, by the mutual written consent of the Company and the Purchaser.

         Section 10.02 Termination by the Company or the Purchaser. Subsequent to the approval of the Board of Directors of the Company and the Supervisory Board of the Purchaser, this Agreement may be terminated and the transactions contemplated hereby may be abandoned by action of Company or the Purchaser if and to the extent that (a) the Closing shall not have occurred at or prior to 5:00 p.m., Eastern time, on May 28, 1999, or such date as shall be mutually agreed upon by the parties; provided, however, that the right to terminate this Agreement under this Section 10.02 shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Closing Date to occur on or before such date; or
(b) any court or governmental authority of competent jurisdiction shall have issued an order, decree, writing or ruling or taken any other action, or there shall be in effect any statute, rule or regulation, permanently restraining, enjoining or otherwise prohibiting the purchase of the Shares hereunder, or the consummation of the transactions contemplated by this Agreement.

         Section 10.03 Termination by the Purchaser. Subsequent to the approval of the Board of Directors of the Company and the Supervisory Board of the Purchaser, this Agreement may be terminated and the transactions contemplated hereby may be abandoned by action of Purchaser, at any time prior to the Closing Date, if (a) the Company shall have failed to comply in any material respect with any of the covenants or agreements contained in this Agreement to be complied with or performed by the Company at or prior to such date of termination, and the Company shall not, within a reasonable period of time after notice of such failure, have cured or commenced prompt and diligent measures which would promptly cure such failure, (b) there shall have been a material misrepresentation or material breach by the Company with respect to any representation or warranty made by it in this Agreement and such misrepresentation or breach cannot be cured prior to the Closing Date, or (c) there shall have occurred and be continuing any condition, event or development having, or reasonably likely to have, a Material Adverse Effect.

         Section 10.04 Termination by the Company. Subsequent to the approval of the Board of Directors of the Company and the Supervisory Board of the Purchaser, this Agreement may be terminated and the transactions contemplated hereby may be abandoned by action of the Company, at any time prior to the Closing Date, if (a) the Purchaser shall have failed to comply in any material respect with any of the covenants or agreements contained in this Agreement to be complied with or performed by the Purchaser at or prior to such date of termination and the Purchaser shall not, within a reasonable period of time after notice of such failure, have cured or commenced prompt and diligent measures which would promptly cure such failure, (b) there shall have been a material misrepresentation or material breach by the Purchaser with respect to any representation or warranty made by the Purchaser in this Agreement and such misrepresentation or breach cannot be cured prior to the Closing Date, or (c) pursuant to Section 10.06 below.

         Section 10.05 Effect of Termination. If this Agreement is terminated pursuant to this Article X, this Agreement shall become void and of no effect with no liability on the part of any party hereto, except (a) to the extent such termination results from the breach by a party hereto of any of its representations, warranties, covenants or agreements set forth in this Agreement, and (b) that the covenants and agreements contained in that certain Confidentiality Agreement between the parties dated April 13, 1999, shall survive termination hereof.

         Section 10.06 Negotiations with Third Parties. The Company shall be entitled to entertain, discuss and negotiate with any third party that provides an unsolicited offer for the sale of the Shares that is potentially superior to the terms of this Agreement in satisfaction of its fiduciary obligations to the Company's shareholders, as advised by its independent legal counsel. In the event the Company shall determine that an unsolicited offer is superior, the Company reserves the right to terminate this Agreement by providing written notice to the Purchaser.


                                   ARTICLE XI

                                   DEFINITIONS

         "Affiliate" shall have the meaning set forth in Rule l2b-2 promulgated by the Commission under the Exchange Act.

         "Approval Date" shall mean the date (i) on which the Purchaser shall have obtained all necessary approvals from the FTC and other regulatory authorities with jurisdiction over the acquisition of the Shares and (ii) on which all applicable notice and comment periods shall have expired without disapproval by the other authorities. Such approval of the authorities shall mean approvals with respect to the Purchaser's acquisition of the Shares.

         "Authorities" shall mean approvals, consents, rights, certificates, orders, franchises, determinations, permissions, licenses, authorities or grants issued, declared, designated or adopted by any nation or government, any federal, state, municipal or other political subdivision thereof or any department, commission, board, bureau, agency or instrumentality exercising executive, legislative, judicial, regulatory or administrative functions pertaining to government.

         "Balance Sheet" shall have the meaning set forth in Section 3.07 of this Agreement.

         "Balance Sheet Date" shall have the meaning set forth in Section 3.07 of this Agreement.

         "Benefit Plans" shall have the meaning set forth in Section 3.23 of this Agreement.

         "Business Day" shall mean any day except a Saturday, Sunday or other day on which commercial banks in the City of New York are not open for the transaction of business.

         "CERCLA" shall mean Comprehensive Environmental Response, Compensation, and Liability Act.

         "Change of Control" shall mean:

                        (i) An acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934 (the "Exchange Act") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50% or more of the combined voting power of the then outstanding securities entitled to vote generally in the election of directors of the Company; excluding, however, the following (1) any acquisition by the Company, (2) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (3) any acquisition by any entity pursuant to a transaction which is excluded from subsection (ii) below; or

                       (ii) The approval by the shareholders of the Company of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company ("Corporate Transaction"); excluding, however, any Corporate Transaction which would result in the voting securities of the Company immediately prior to such Corporate Transaction continuing to represent (either by remaining outstanding or being converted into voting securities of another entity) 50% or more of the combined voting power of the securities entitled to vote generally in the election of directors of the Company or such other entity existing immediately after such Corporate Transaction.

         "Closing" shall have the meaning set forth in Section 2.02 of this Agreement.

         "Closing Date" shall have the meaning set forth in Section 2.02 of this Agreement.

         "Code" shall mean the Internal Revenue Code of 1986, as amended.

         "Commission" shall mean the Securities and Exchange Commission.

         "Company" shall mean BOCA RESEARCH, INC., a Florida corporation.

         "Environmental Claim" shall have the meaning set forth in Section 3.15.

         "Environmental Laws" shall mean any applicable Law concerning releases into any part of the natural environment, or protection of natural resources, the environment and public and employee health and safety including, without limitation, CERCLA, the Hazardous Materials Transportation Act (49 U.S.C.
Section 1801 et seq.), the Resource Conservation and Recovery Act (42 U.S.C.
Section 6901 et seq.), the Clean Water Act (33 U.S.C. Section 1251 et seq.), the Clean Air Act (33 U.S.C. Section 7401 et seq.), the Toxic Substances Control Act (15 U.S.C. Section 7401 et seq.), the Federal Insecticide, Fungicide, and Rodenticide Act (17 U.S.C. Section 136 et seq.), and OSHA, as such laws have been and may be amended or supplemented through the Closing Date, and the regulations promulgated pursuant thereto, and any applicable state or local statutes, and the regulations promulgated pursuant thereto.

         "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

         "GAAP" shall mean United States generally accepted accounting principles.

         "HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

         "IRS" shall mean the United States Internal Revenue Service.

         "Lien" shall mean any lien, claim, charge, pledge, mortgage, security interest or other encumbrance.

         "Material Adverse Effect" shall mean a material adverse effect on the business, prospects, condition (financial or otherwise), assets or results of operations of the Company and the Subsidiaries taken as a whole.

         "NASD" shall mean the National Association of Securities Dealers, Inc.

         "NLRB" shall mean the National Labor Relations Board.

         "OSHA" shall mean Occupational Safety and Health Act.

         "Permits" shall mean, collectively, each permit, license, order or authorization from any public or governmental authority which is material to or necessary for the conduct of the business of the Company or any of the Subsidiaries.

         "Person" shall mean any individual, firm, corporation, partnership, limited liability company or partnership, trust, incorporated or unincorporated association, joint venture, government (or any agency or political subdivision thereof) or other entity of any kind.

         "Purchaser" shall mean INFOMATEC INTEGRATED INFORMATION SYSTEMS AG and its Affiliates for so long as it shall own in the aggregate at least 15 percent of the Shares purchased by them hereunder.

         "SEC Documents" means all reports, schedules, registration statements and other documents (including all exhibits and schedules thereto) filed by the Company with the Commission.

         "Securities Act" shall mean the Securities Act of 1933, as amended.

         "Subsidiary" shall mean each corporation or other entity of which a majority of the voting power of the voting equity securities or equity interest is owned, directly or indirectly by the Company.

         "Taxes" shall mean all taxes, charges, fees, levies or other assessments, including, without limitation, all net income, gross receipts, capital, sales, use, ad valorem, value added, transfer, franchise, profits, inventory, capital stock, license, withholding, payroll, employment, social security, unemployment, excise, severance, stamp, occupation, property and estimated taxes, customs, duties, fees, assessments and charges of any kind whatsoever, together with any interest and any penalties, fines, additions to tax or additional amounts imposed by any public or governmental taxing authority (domestic or foreign) and shall include any transferee liability in respect of Taxes.

         "Tax Return" shall mean all returns, declarations, reports, estimates, information returns and statements required to be filed in respect of any Taxes.


                                   ARTICLE XII

                                  MISCELLANEOUS

         Section 12.01 Notices. Except as otherwise provided herein, whenever it is provided herein that any notice, demand, request, consent, approval, declaration or other communication shall or may be given to or served upon any of the parties by any other party, or whenever any of the parties desires to give or serve upon any other communication with respect to this Agreement, each such notice, demand, request, consent, approval, declaration or other communication shall be in writing and either shall be delivered in person with receipt acknowledged or sent by registered or certified-mail, return receipt requested, postage prepaid, or by overnight mail or courier, or delivery service or by telecopy and confirmed by telecopy answer back, addressed as follows:

                  (a)      If to the Company to:

                           Boca Research, Inc.
                           1377 Clint More Road
                           Boca Raton, FL 33487
                           Attention: Chief Executive Officer

                           With a copy to:

                           Robert W. Federspiel, Esq.
                           Spinner, Dittman, Federspiel & Dowling
                           501 E. Atlantic Avenue
                           Delray Beach, FL 33483

                  (b)      If to the Purchaser to:

                           Infomatec Integrated Information Systems AG
                           Steinerne Furt 76
                           86167 Augsburg, Germany
                           Attention:  Karl Gruns, Chief Financial Officer

                           With a copy to:

                           Arthur H. Fredston, Esq.
                           Winthrop, Stimson, Putnam & Roberts
                           One Battery Park Plaza
                           New York, NY 100014-1490

or at such other address as may be substituted by notice given as herein provided. The furnishing of any notice required hereunder may be waived in writing by the party entitled to receive such notice. Every notice, demand, request, consent, approval, declaration or other communication hereunder shall be deemed to have been duly given or served on (A) the date on which personally delivered, with receipt acknowledged, (B) the date on which telecopied and confirmed by telecopy answer back, or (C) the next Business Day if delivered by overnight or express mail, courier or delivery service, as the case may be. Failure or delay in delivering copies of any notice, demand, request, consent, approval, declaration or other communication to the persons designated above to receive copies shall in no way adversely affect the effectiveness of such notice, demand, request, consent, approval, declaration or other communication.

         Section 12.02 Fees and Expenses. Each party shall be responsible for its own legal fees and costs with respect to negotiating and entering into this Agreement. The Company agrees to indemnify and save harmless the Purchaser and its respective officers, trustees, directors, partners, employees and agents from and against any and all actions, causes of action, suits, losses, liabilities and damages, and expenses (including, without limitation, reasonable attorneys' fees and disbursements) in connection therewith (herein called the "indemnified liabilities") incurred by Purchaser or any of its officers, trustees, directors, partners, employees or agents as a result of, or arising out of, or relating to any of the transactions contemplated hereby subject to
Section 12.03 herewith and except for any indemnified liabilities arising (i) on account of the gross negligence or willful misconduct of such Purchaser or any of its officers, directors, partners, employees or agents, (ii) on account of any breach of a material term or provision of this Agreement by the Purchaser hereunder or (iii) on account of Taxes based on income in respect of securities of the Company, except as otherwise expressly provided herein; provided that, if and to the extent such agreement to indemnify may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the indemnified liabilities which shall be permissible under applicable law. The obligations of the Company under this Section 12.02 shall survive the transfer, redemption or conversion of any Shares.

         Section 12.03 Survival of Representations and Warranties. All representations and warranties contained herein or made in writing by the Company in connection herewith shall survive the execution and delivery of this Agreement, the sale and purchase of the Shares and any disposition thereof for a period ending sixty days following the filing with the Commission of the Company's Annual Report on Form 10-K covering the fiscal year ending December 31, 1999, except that the representations and warranties contained in Section
3.10 and Section 4.07 shall survive until the expiration of the applicable statute of limitations for Taxes and three (3) years, respectively.

         Section 12.04 Entire Agreement. This Agreement, together with the schedules and exhibits hereto which are incorporated by reference herein, represent the entire agreement and understanding among the parties hereto with respect to the subject matter hereof and supersedes any and all prior oral and written agreements, arrangements and understandings among the parties hereto with respect to such subject matter, including the agreement executed April 28, 1999, and can be amended, supplemented or changed, and any provision hereof can be waived, only by a written instrument making specific reference to this Agreement signed by the party against whom enforcement of any such amendment, supplement, modification or waiver is sought. Notwithstanding the foregoing, any document which is contemplated to be executed or delivered at Closing in the form attached as an Exhibit hereto may be delivered in substantially the form attached, together with any changes thereto reasonably acceptable to the parties hereto.

         Section 12.05 Successors and Assigns. This Agreement shall be binding upon the parties hereto and their respective successors and assigns, including any person to whom the Purchaser may assign its right and obligations to purchase Shares and shall inure to the benefit of the parties hereto and, their respective successors and assigns.

         Section 12.06 Paragraph Headings. The paragraph headings contained in this Agreement are for general reference purposes only and shall not affect in any manner the meaning or interpretation of the terms or other provisions of this Agreement.

         Section 12.07 Applicable Law. This Agreement shall be governed by, construed and enforced in accordance with the laws of the State of Florida, applicable to contracts to be made, executed, delivered and performed wholly within such state, and in any case, without regard to the conflicts of law principles of such state.

         Section 12.08 Severability. If at any time subsequent to the date hereof, any provision of this Agreement shall be held by any court of competent jurisdiction to be illegal, void or unenforceable, such provision shall be of no force and effect, but the illegality or unenforceability of such provision shall have no effect upon and shall not impair the enforceability of any other provision of this Agreement.

         Section 12.09 Equitable Remedies. The parties hereto agree that irreparable harm would occur in the event that any of the covenants contained in this Agreement were not performed in all material respects by the parties hereto in accordance with their specific terms or conditions or were otherwise breached, and that money damages are an inadequate remedy for breach thereof because of the difficulty of ascertaining and quantifying the amount of damage that will be suffered by the parties hereto in the event that such covenants are not performed in accordance with their terms or are otherwise breached. It is accordingly hereby agreed that the parties hereto shall be entitled to seek an injunction or injunctions to restrain, enjoin and prevent breaches and violations of any of the covenants, contained in this Agreement by the other parties and to enforce specifically the terms and provisions hereof in any court of the United States or any state having competent jurisdiction, such remedy being in addition to and not in lieu of, any other rights and remedies to which the other parties are entitled to at law or in equity.

         Section 12.10 No Waiver. The failure of any party at any time or times to require performance of any provision hereof shall not affect the right at a later time to enforce the same. No waiver by any party of any condition, and no breach of any provision, term, covenant, representation or warranty contained in this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be construed as a further or continuing waiver of any such condition or of the breach of any other provision, term, covenant, representation or warranty of this Agreement.

         Section 12.11 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute but one and the same original instrument.

         Section 12.12 Brokers. The Company, on the one hand, and the Purchaser, on the other hand, represents and warrants to the other party hereto that neither it nor any of its officers, directors, general partners, agents, employees, Affiliates or associates, has engaged or authorized any broker or finder to act, directly or indirectly, on its behalf, in connection with the transactions contemplated by this Agreement, or has consented to or acquiesced in anyone so acting, and it knows of no claim by any person for compensation from it for so acting or of any basis for such a claim except, (i) in the case of the Company, for Robinson Humphrey Company LLC pursuant to the terms of the Engagement Letter previously provided to the Purchaser, and (ii) in the case of the Purchaser, for Herr Ed Will.

         Section 12.13 Certain Assignment of Rights. Prior to Closing, the Purchaser shall not be entitled to assign any of its rights hereunder other than as is provided in Section 2.06 with regard to the Management Retention Options.

         IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement, as of the day and year first above written.


SELLER                                      PURCHASER

BOCA RESEARCH, INC.                         INFOMATEC INTEGRATED INFORMATION
                                            SYSTEMS AG



By: /s/ Anthony F. Zalenski                 By: /s/ Karl Gruns
Name:  Anthony F. Zalenski                  Name:  Karl Gruns
Title: President/Chief Executive Officer    Title: CPA/Chief Financial Officer